UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 14, 2012

Commission File Number: 0-29923

CUI Global, Inc.

(Name of Small Business Issuer in Its Charter)

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Colorado	84-1463284
(State or jurisdiction	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

(503) 612-2300

(Registrant’s telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Effective February 17, 2012, CUI Global, Inc., the issued and outstanding shares of the Company’s $0.001 par value common stock will reverse split at a ratio of one for thirty (1:30) as an element of the Company’s process of “up-listing” its shares to The Nasdaq Stock Market under the trading symbol "CUI" which up-listing to Nasdaq becomes effective February 17, 2012. No fractional shares will be issued as a result of the reverse split. If the number of "pre-split" common shares is not evenly divisible by the ratio number, the "pre-split" shares will round up to the next number that is divisible by the ratio number. The number of authorized common stock shall remain unaffected and the par value shall remain at $0.001 per share.

The Company’s Form S-1 registration statement effective at 5:30 PM on February 14, 2012. .

The information in this report furnished pursuant to Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 16th day of February 2012.

CUI Global, Inc.

By:	/s/ William J. Clough
William J. Clough, CEO/President